UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 9, 2026

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 West 18th Street, 7th Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2026, WW International, Inc. (the “Company”) filed a Current Report on Form 8-K to (i) announce the appointment of Stephen J. Bye as President and Chief Executive Officer and as a director of the Company’s Board of Directors, in each case effective on a date on or prior to November 27, 2026 to be mutually agreed to by the Company and Mr. Bye (such date, the “Commencement Date”) and (ii) disclose that, in connection with Mr. Bye’s appointment as President and Chief Executive Officer, Felicia DellaFortuna, the Company’s Chief Financial Officer, and Jonathan Volkmann, the Company’s Chief Operations Officer, who are serving in the Interim Office of the Chief Executive (the IOCE”), will resign as members of the IOCE, and that the IOCE will dissolve, effective as of the Commencement Date (and following such dissolution, Ms. DellaFortuna and Mr. Volkmann will continue to serve in their capacities as the Company’s Chief Financial Officer and Chief Operations Officer, respectively).

The Company is filing this Current Report on Form 8-K/A to disclose that on September 18, 2026, the Company and Mr. Bye mutually agreed that the Commencement Date will be October 1, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: September 21, 2026	By:	/s/ Debra Cotter
	Name:	Debra Cotter
	Title:	Chief Legal Officer and Secretary